EXHIBIT 4.1
                                                                     -----------


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                             SEMOTUS SOLUTIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

     1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by SEMOTUS SOLUTIONS, INC., a Nevada corporation (the "Company"), Southshore Capital Fund Ltd. or registered assigns (the "Holder") is hereby granted the right to purchase beginning November 16, 2006 ("Grant Date") until 5:00 P.M., New York City time, on May 16, 2011 (the "Expiration Date"), four hundred twenty one thousand five hundred (421,500) fully paid and nonassessable shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.30 per share, subject to further adjustment as set forth herein.

     2. Exercise of Warrants.

          (a) This Warrant is exercisable in whole or in part at any time beginning six months after the Grant Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date", provided that the Holder of this Warrant tenders this Warrant Certificate and appropriate payment of the aggregate Exercise Price to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the aggregate Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

          (b) The Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check.

          (c) In addition to and without limiting the rights of the Warrant holder under the terms of the Warrant, but only if the Registration Statement is not declared effective within one year from the Closing date, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Shares as provided in this Section 2 prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of Warrants (the "Converted Warrants"), the Company shall deliver to the Holder, without payment

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by the Holder of any Exercise Price or any cash or other consideration, that number of Shares computed using the following formula:

     X       =           Y (A-B)
                         -------
                            A

     Where:                        X = the number of Shares and/or Warrants to
     ------      be issued to the Holder;

                                   Y = the number of Shares and/or Warrants to
                 be converted under this Warrant;

                                   A = the Current Market
                 Price of one share of Common Stock, to be defined as the average of the closing prices for the common stock for the five (5) trading days ending immediately prior to the Exercise Date; and

                                   B = the Exercise Price.


     For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued. Otherwise, the Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this section 2 on the Exercise Date, provided that the Holder complies with all the delivery requirements of section 2.

     3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6. Protection Against Dilution and Other Adjustments.

          6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional

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shares of Common Stock as will cause (i) the total number of shares of Common
Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by
(ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price immediately before adjustment.

          6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company prior to the exercise of this Warrant or its applicable portion, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the exercise date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

          6.3 Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity to be issued to security holders of the Company, then the Company shall notify the Holder at least thirty (30) days prior to the record date with respect to such Spin-Off.

     7. Transfer to Comply with the Securities Act; Registration Rights.

          7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Except for transfers to officers, employees and affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

          7.2 Registration Rights. Reference is made to the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to use its reasonable best efforts to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

     8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile

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transmission, or, if mailed, four days after the date of deposit in the United
States mails, as follows:

          (i) if to the Company, to:

               SEMOTUS SOLUTIONS, INC.
               718 University Avenue, Suite 202
               Los Gatos, CA 95032
               Attn: Legal Counsel
               Telephone No.: (408) 399-6120
               Telecopier No.: (408) 395-5404

          with a copy to:

               Silicon Valley Law Group

               Attn: Cathy Gawne


          (ii) if to the Holder, to:

                    Address listed in Annex I to the Purchase Agreement

               with a copy to:

                    Southridge Capital Management LLC
                    90 Grove Street, Ste 204
                    Ridgefield CT 06877

Any party may give notice in accordance with this Section to the other parties designate to another address or person for receipt of notices hereunder.

     9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

     10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such State and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York, New York County in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

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     11. Jury Trial Waiver. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

     12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     14. Exercise Restrictions. Notwithstanding anything to the contrary contained herein, the Holder shall not have the right to exercise this Warrant such that, as the result of such exercise, the number of shares of the Company's Common Stock then beneficially held by the Holder and its affiliates, when aggregated with such Holder for purposes of Section 13(d) of the Exchange Act, would exceed 9.999% of the total number of issued and outstanding shares of the Company's Common Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.


     IN WITNESS WHEREOF, the Company has executed this Warrant as of the 16th day of May, 2006.

                                  SEMOTUS SOLUTIONS, INC.

                                  By:    /s/ Anthony LaPine
                                         ------------------
                                  Name:  Anthony LaPine
                                         --------------
                                  Title: CEO
                                         ---

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                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ______________, ______, to purchase _____________ shares of the Common Stock, $0.01 par value, of SEMOTUS SOLUTIONS, INC., and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

          CASH:     $_____________    =      (Exercise Price x Exercise Shares)

          Payment is being made by:

                    enclosed check

                    wire transfer

                    other

          Please deliver the stock certificate to:




Dated: _______________________


Southshore Capital Fund Ltd.

By: __________________________

Name: ________________________

Title: _______________________

                           FORM OF ELECTION TO CONVERT

TO:               Semotus Solutions, Inc.

     Pursuant to Section 2(c) of the Warrant, the undersigned hereby irrevocably elects to convert ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon conversion of said Warrants. A conversion calculation is attached hereto.

     The undersigned requests that certificates for such shares be issued in the name of:


                                             PLEASE INSERT SOCIAL SECURITY OR
                                                TAX IDENTIFICATION NUMBER



-------------------------------              ---------------------------------
(Please print name and address)

     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so converted be issued in the name of and delivered to:


     ---------------------------------------------

     ---------------------------------------------
            (Please print name and address)



Dated: ____________________         Signature: _________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.



CALCULATION OF WARRANT CONVERSION
---------------------------------

  X =       Y (A-B)
            -------
              A

  Where:    X = the number of Shares and/or Warrants to be issued to the Holder;

            Y = the number of Shares and/or Warrants to be converted;

            A = the Current Market Price of one share of Common Stock, to be defined as the average of the closing prices for the common stock for the five (5) trading days ending immediately prior to the Exercise Date; and

            B = the Share Exercise Price.